                                                                   EXHIBIT 10.9
                                                                   ------------

                                 OFFICE LEASE
----------------------------------------------------------------------

     OFFICE LEASE

     BETWEEN

     ATTACHMATE CORPORATION
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     LANDLORD

     AND

     SOFTSENSE COMPUTER PRODUCTS, INC.
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     TENANT

                    PREMISES
                    18,047 +/- Usable Sq. Ft.
                    1000 Alderman Drive
                    Alpharetta, GA  30202




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                      SECTION  -- BASIC LEASE PROVISIONS

1.01. Date and parties. This lease (Lease) is made June 30, 1995, between ATTACHMATE CORPORATION (Landlord) and SOFTSENSE COMPUTER PRODUCTS, INC. (Tenant). Landlord is a corporation, organized under the laws of Washington, with principal offices at 3617 131st Avenue SE, Bellevue, WA 98006 and a business office at 1000 Alderman Drive, Alpharetta, GA 30202. Tenant is a corporation organized under the laws of New York, with offices at 1000 Alderman Drive, Alpharetta, GA 30202.

1.02. Premises. Landlord leases to Tenant certain office space (Premises) as shown cross-hatched on the attached floor plans (Exhibit A) that contains 18,047 +/- total usable square feet in the building known as 1000 Alderman Drive, Alpharetta, GA (Building). The Premises contain the fixtures and any improvements now installed plus any improvements required by paragraph 1.05, but excluding any artwork, furniture and equipment now installed.

          Tenant and its agents, employees, and invitees have the non-exclusive right with others designated by Landlord to the free use of the common areas in the Building for the common areas' intended and normal purpose. Common areas include elevators, sidewalks, parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobby, cafeteria, and other similar public areas and access ways. Landlord may change the common areas if the changes do not materially and unreasonably interfere with Tenant's access to the Premises or use of them.

1.03. Use. Tenant shall use the Premises as a general office for the development and sale of computer systems only, unless Landlord gives its advance written consent to another use and the applicable laws, ordinances, regulations, or restrictive covenants do not permit the Premises to be used by Tenant for such general offices. Tenant shall not create a nuisance or use the Premises for any immoral or illegal purposes. Tenant agrees to perform and abide by the then-current Rules and Regulations, a copy of which are attached hereto and hereby made a part of this Lease, as promulgated by the Landlord and as reasonably amended from time to time by the Landlord. Tenant also agrees to perform and abide by such rules and regulations as may be issued from time to time by Windward Business Center.

1.04.     Term.

          1.04(a). Term. The Lease Term begins September 1, 1995 or the date the Premises are substantially completed, whichever is later (Commencement Date). Tenant may take possession and occupy the Premises after the Premises are substantially completed according to paragraph 1.04(c) and Landlord delivers actual possession of the Premises. All of the terms and conditions shall apply to Tenant when Tenant takes possession of the Premises, however, Rent shall not commence until the Commencement Date. The Lease ends (Ending Date) 60 months from the Commencement Date, unless ended earlier under this Lease.

          1.04(b). Holdover Status. If Tenant continues occupying the Premises after the Term ends (Holdover), then all terms and conditions of this Lease shall continue to apply except that:

                         (i) if the Holdover is with Landlord's written consent, it shall be a month-to-month tenancy, terminable on thirty (30) days advance notice by either party and Tenant shall pay to Landlord at the beginning of each month Rent and Additional Rent that is five (5) percent higher than the amount due in the last full month immediately preceding the Holdover period unless Landlord specifies a lower or higher Rent and Additional Rent in the written consent; or

                         (ii) if the Holdover is without Landlord's written consent, then (A) Tenant (1) shall be a tenant-at-sufferance; (2) shall pay to Landlord by the first day of each month twice the amount of Rent and Additional Rent due in the last full month immediately preceding the Holdover period; and
                                (3) shall be liable for any damages suffered by Landlord because of Tenant's Holdover and (B) Landlord shall retain its remedies against Tenant who holds over without written consent.

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          1.04(c).  Substantial completion. Landlord shall use its best efforts to substantially complete the Premises by September 1, 1995. Substantially complete means:

                         (i) completing Tenant's Improvements (paragraph 1.05) so that (A) Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities and (B) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch-up plastering or painting;

                         (ii) Tenant, its employees, agents, and invitees, have ready access to the Building and Premises through the lobby, entranceways, elevators, and hallways;

                         (iii) the decoration, fixtures, and equipment to be installed by Landlord are installed and in good operating order; and

                         (iv) the Premises are ready for the installation of any equipment, furniture, fixtures, or decoration by Tenant that Tenant will install.

          1.04(d). Inspection and Punchlist. Before the Commencement Date, the parties shall inspect the Premises and prepare a punchlist. The punchlist shall list incomplete, minor, or insubstantial details of construction; necessary mechanical adjustments; and needed finishing touches. Landlord will complete the punchlist items within thirty (30) days after the Commencement Date.

1.05. Improvements. Landlord will provide at its expense a Tenant Improvement Allowance of $5.00 per rentable square foot, within which Landlord shall make improvements to the Premises in accord with Exhibit B (Improvements). The Improvements shall be completed in a good and workmanlike manner and comply with all applicable laws, ordinances, rules, and regulations of governmental authorities.

1.06. Parking and Use. The Tenant shall have the right to use the parking spaces serving the building of which the Premises is a part on a non-exclusive basis, in common with the other tenants thereof, and to use the access driveways and allocated parking spaces for its business purposes and those of its agents, employees or invitees. The Landlord reserves the right to allocate designated parking spaces if Landlord chooses, provided that Landlord assigns no fewer than 8.72% of the available parking spaces to Tenant. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic in and out of the Premises. The tenant may not utilize any portion of the land outside of the Premises for any use, including but not limited to outside storage of raw materials or finished products. Tenant shall place no signs upon the outside land, walls or roof of the Premises except with the express, prior written consent of the Landlord. Any and all signs placed of the Premises by the Tenant, subject to the Landlord's permission as described above, shall be maintained in compliance with governmental rules and regulations governing signs, as well as the Landlord's then-current Rules and Regulations and the Windward Business Center rules and regulations, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to such removal.

                        SECTION 2 -- RENT AND SECURITY

2.01. Rent. Tenant shall pay to Landlord a fee of $ 1,398,642.00 for the Term as rent (Rent), payable in monthly installments of $23,310.70. Commencing with the payment due on the thirteenth (13th) month of the Lease, Tenant will pay as additional monthly rent (Additional Rent) to Landlord the sum of the following fees:

                         (i) the amount by which all taxes, including but not limited to ad valorem taxes, special assessments and any other governmental charges, on the Premises, or on the pro rata portion of the entire property that can be allocated to the Premises, which at time of execution of this Lease is 8.72%, for each tax year of the Term exceed taxes on the Premises for the tax year 1995;

                         (ii) its pro rata share of the excess cost of fire and extended coverage insurance, including any and all public liability insurance on the Building over the cost for the first year of the Term

                                      -2-
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                                for each subsequent of the term, although it
                                will be Landlord's responsibility to carry a comtomary level of fire and extended coverage insurance; and


                         (ii) the lesser of (a) one-half (1/2) of the preceding calendar year's increase in the Consumer Price Index (CPI); or (b) two and one-half percent (2.5%) of the net annual rent. For purposes of the preceding sentence, the parties agree that the net annual rent is based on $15.50 per square foot. The Rent and Additional Rent shall be paid:

                                (i) without advance notice, demand, offset, or deduction;

                                (ii) by the first day of each month during the Term; and

                                (iii)  to Landlord at 3617 131st Avenue SE,
                                       Bellevue, Washington 98006, or as
                                       Landlord may specify in writing to
                                       Tenant.

          If the Term does not begin on the first day or end on the last day of a month, the Rent or Additional Rent for that partial month shall be prorated by multiplying the monthly Rent or Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

          If Tenant fails to pay part or all of the Rent or Additional Rent (paragraph 2.02(e)) within ten (10) days after it is due, the Tenant shall also pay:

                         (i) a late charge equal to 3 percent of the unpaid Rent and Additional Rent, plus

                         (ii) interest at 12 percent per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, retroactive to the date originally due until paid, but the interest accumulation shall stop after thirty (30) days unless Landlord gives Tenant notice within 30 days of the date payment was due of Tenant's failure to pay Rent or Additional Rent.

2.02. Personal Property Tax. Before delinquency, Tenant shall pay taxes assessed during the Term against trade fixtures or personal property placed by Tenant in or on the Premises. If these taxes are assessed against the Building, Tenant shall pay its share of the taxes to Landlord within ten (10) days after receiving Landlord's written statement setting forth the amount of taxes applicable to Tenant's property and the basis for the charge to Tenant. Tenant's failure to pay within the ten-day period shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Rent or Additional Rent.

2.03. Security Deposit. Upon execution of this Lease, the Tenant shall deposit $23,310.70 (Security Deposit) with Landlord to secure Tenant's performance of its Lease obligations. If Tenant defaults Landlord may, after giving five (5) days advance notice to Tenant, without prejudice to Landlord's other remedies, apply part or all of the Security Deposit to cure Tenant's default. If Landlord so uses part or all of the Security Deposit, then Tenant shall within ten (10) days after written demand, pay Landlord the amount used to restore the Security Deposit to its original amount. Landlord may mix the Security Deposit with its own funds and is without liability to Tenant for any interest on the Security Deposit.

          Any part of the Security Deposit not used by Landlord as permitted by this paragraph shall be returned to Tenant within thirty (30) days after the Lease ends.

          If Landlord sells, transfers, conveys or assigns the Building, then Landlord shall be relieved of any liability or obligation for the Security Deposit, except with regard to Landlord's transfer obligation of the Security Deposit under paragraph 5.03(a).

                     SECTION 3 -- AFFIRMATIVE OBLIGATIONS

3.01. Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, rules, and regulations of governmental authorities (Applicable Laws)
(i) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the

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physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling.

3.02.     Services and Utilities.

          3.02.(a). Services. Landlord shall provide at its expense:

                         (i)    heating, ventilation, and air conditioning
                                (HVAC) for the Premises to maintain temperatures for comfortable use and occupancy and will cooperate with Tenant to insure comfortable working conditions in those areas where Tenant personnel will be working 24 hours per day, seven days per week;

                         (ii) hot and cold water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes to be drawn from approved fixtures in the Premises;

                         (iii) electricity, except as provided in paragraph 3.02(c), to the Premises that provides electric current in reasonable amounts necessary for normal office use, lighting, and HVAC;

                         (iv) maintenance of common areas which shall include cleaning, HVAC, illumination, lawn care, and landscaping; and

                         (v) security for the building common areas provided that (A) Tenant utilizes Landlord's then current security system; (B) the security available in no way replaces, but only supplements, Tenants own security; and (C) Landlord is not responsible, nor will be held responsible by Tenant, its agents, employees or invitees, for security of any kind, including but not limited to security from any criminal acts such as arson, theft, sabotage, looting, vandalism, destruction of property, riot, assault, battery, murder or any other act of like violence, to the Premises or for the protection of Tenant, its agents, employees or invitees.

          3.02.(b). 24 Hour Access. Tenant, and its employees, shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. Landlord may restrict access by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification.

                                Landlord may temporarily close the Building if
                         required because of a life-threatening or Building-threatening situation. Landlord shall use its best efforts to close the Building during nonbusiness hours only. If, however, the Building must be closed during business hours, then the Rent and Additional Rent shall abate during any closing that lasts more than eight (8) hours.

          3.02.(c). Extra Services. Tenant is responsible for paying for all additional services that it receives, including but not limited to office cleaning or other sanitary services. Whenever Tenant is using excess services because of high electricity consumption installations, Landlord will directly charge Tenant for the extra use.

                                Landlord may require that special, high
                         electricity consumption installations of Tenant such as computer or reproduction facilities (except personal computers or normal office photocopy machines) be separately sub-metered for electrical consumption at Tenant's cost. Tenant's charges for the utilities provided above shall be Landlord's actual cost of labor and utilities.

                                Tenant's failure to pay the charges above within
                         thirty (30) days of receiving a proper and correct invoice shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Rent or Additional Rent.

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          3.02.(d). Interruption of Services.

                         (i) Interruptions. Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord. Except as noted in (ii) below, any interruption (except for those caused by willful misconduct or gross negligence by Landlord) shall not:

                                (A) be considered an eviction or disturbance of Tenant's use and possession of the Premises;

                                (B)  make Landlord liable to Tenant for damages;

                                (C)  abate Rent or Additional Rent; or

                                (D)  relieve Tenant from performing Tenant's
                                     Lease obligations.

                         (ii) Remedy. If any essential services (such as HVAC, electricity, water) supplied by Landlord are interrupted, and the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees, or agents, Tenant shall be entitled to an abatement of Rent and Additional Rent. The abatement shall begin on the fifth consecutive business day of the interruption. The abatement shall end when the services are restored. If any interruption under
                                (i) above prohibits Tenant from occupying space for more than 30 consecutive days, Tenant may cancel the lease without further liability.

3.03.     Repairs and Maintenance.

          3.03(a).  Tenant's Care of Premises.  Tenant shall:

                         (i)    keep the Premises and fixtures in good order;

                         (ii) make or request Landlord to make at Tenant's expense repairs and replacements to the Premises or Building needed because of Tenant's misuse or primary negligence;

                         (iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only; and

                         (iv)   not commit waste.

          3.03(b). Surrendering the Premises. Upon the Ending Date or the date of the last extension Term, if any, ends, whichever is later or upon earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same broom clean condition as they existed on the Commencement Date, except for ordinary wear and tear or loss due to casualty or condemnation.

                                On surrender, Tenant shall remove from the
                         Premises its personal property, trade fixtures, and any alterations required to be removed under paragraph 4.01 and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

                       SECTION 4 -- NEGATIVE OBLIGATIONS

4.01      Alterations.

          4.01(a). Definitions. "Alterations" means alterations, additions, substitutions, installations, changes, and improvements, but excludes minor decorations and the Improvements Landlord is to make under paragraph 1.05 and Exhibit B.

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          4.01(b).  Consent. Tenant shall not make Alterations without the
                    Landlord's prior written consent. Any alterations made by Tenant under this paragraph shall be at Tenant's expense and will be accomplished in a good and workmanlike manner and in conformity with all applicable laws, regulations and ordinances. The Alterations shall belong to Landlord when this Lease ends. Nevertheless, Tenant may remove its trade fixtures, furniture, equipment, and other personal property if Tenant promptly repairs any damage caused by their removal.

4.02. Assignment and Subleasing. Tenant shall not transfer, mortgage, encumber, assign, permit the use of or sublease all or part of the Premises without the express written consent of Landlord. For the purposes of this Lease, a substantial change in control of the business decision making authority or voting rights of the Tenant shall constitute a transfer, along within all other reasonable constructions of the word transfer, and Landlord agrees to not unreasonably withhold its consent in the event that a control of business transfer as defined above occurs.

                            SECTION 5 -- INSURANCE

5.01      Insurance.

          5.01(a). Property Insurance. Tenant shall keep its personal property and trade fixtures in the Premises insured with "all risks" insurance in an amount to cover one hundred (100) percent of the replacement cost of the property and fixtures. Tenant shall also keep any non-Building standard improvements made to the premises at Tenant's request insured to the same degree as Tenant's personal property.

          5.01(b). Liability Insurance. Tenant shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of one million dollars ($1,000,000.00) for personal injuries or deaths of persons occurring in or about the Building and Premises.

          5.01(c). Wavier of Subrogation. Tenant waives claims arising in any manner in its favor and against the Landlord for loss or damage to Tenant's property located within the Building.

          5.01(d). Insurance Criteria. Insurance policies required by this Lease shall:

                         (i) be issued by insurance companies licensed to do business in the state of Georgia with general policyholder's ratings of at least "A" and a financial rating of at least "XI" in the most current Best's Insurance Reports available as of the date in paragraph 1.01, and if the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies or in the event that the parties cannot agree, they shall submit the dispute to arbitration under paragraph 10.01;

                         (ii) name the Landlord party as an additional insured as its interest may appear;

                         (iii) provide that the insurance may not be canceled or materially changed in the scope or amount of coverage unless fifteen (15) days' advance notice is given to the Landlord;

                         (iv) be primary policies--not as contributing with, or in excess of, the coverage that the Landlord may carry;

                         (v) be permitted to be carried through a "blanket policy" or "umbrella" coverage; and

                         (vi) be maintained during the entire Term and any extension Terms.

          5.01(e). Evidence of Insurance. By the Commencement Date, and upon each renewal of its insurance policies, Tenant shall give certificates of insurance to the Landlord. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in paragraph 5.0l(d). The policies shall be renewed or replaced and maintained by the Tenant. If Tenant fails to give the required certificate within thirty (30) days after notice of demand for it, the Landlord may obtain and pay for that insurance and receive reimbursement from the Tenant.

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5.02.     Tenant's Indemnity.  Tenant indemnifies, defends, and holds Landlord harmless from claims:

                         (i)    for personal injury, death, or property damage;

                         (ii) for incidents occurring in or about the Premises or Building; and

                         (iii) caused by the negligence or willful misconduct of Tenant, its agents, employees, or invitees.

                         The above indemnity obligations include, but are not limited to, the Tenant's obligation to indemnify and hold the Landlord harmless against any claim, damage, liability, cost, penalty or fine which the Landlord may suffer as a result of air, water or ground pollution caused by the Tenant in its use of the Premises. When a claim, if any, is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees, or invitees, Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

5.03.     Limitation of Landlord's Liability.

          5.03.(a). Transfer of Premises. Landlord may transfer, assign and/or convey any part of or interest in the Building where the Premises are located, or any of Landlord's rights under this Lease. If Landlord assigns its interest in such building or its rights under this Lease, Landlord shall be released from any further obligations under this Lease; Landlord shall transfer the Tenant's Security Deposit to the new owner or new landlord, provided that the Landlord is not required to lay claim against the Security Deposit because of damage to the Premises by Tenant; and Tenant shall look sold to Landlord's successor in interest for performance of said obligations.

          5.03.(b). Liability for Money Judgment. If Landlord, its employees, officers, or partners are ordered to pay Tenant a money judgment because of Landlord's default, Tenant's sole remedy to satisfy the judgment shall be limited to:

                         (i) Landlord's interest in the Building and Land including the rental income and proceeds from sale; and

                         (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, the Building or Land that are available for use by Landlord.

                         SECTION 6 -- LOSS OF PREMISES

6.01.     Damages.

          6.01(a).  Definition.  "Relevant Space" means:

                         (i) the Premises as defined in paragraph 1.02, excluding Tenant's non-Building-Standard fixtures;

                         (ii)   access to the Premises; and

                         (iii) any part of the Building that provides essential services to the Premises.

          6.01(b). Repair of Damage. If the Relevant Space is damaged in part or whole from any cause and the Relevant Space can be substantially repaired and restored within one hundred and twenty (120) days from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred

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                    and twenty days (120) from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

                                If the Relevant Space cannot be repaired and
                         restored within the one hundred and twenty (120) day period, then either party may, within ten (10) days after determining that the repairs and restoration cannot be made within one hundred and twenty (120) days (as prescribed in paragraph 6.01(c)), cancel the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within one hundred and twenty (120) days from the date of the damage, then Tenant may cancel the Lease at any time after the one hundred and twentieth (120th) day and before the later of when the premises are restored or the one hundred and fiftieth (150th) day following the date of damage. Tenant shall not be able to cancel this Lease if its willful misconduct causes the damage unless Landlord is not promptly and diligently repairing and restoring the Relevant Space.

          6.01(c). Determining the Extent of Damage. If the parties cannot agree in writing whether the repairs and restoration described in paragraph 6.01(b) will take more than one hundred and twenty (120) days to make, then the determination will be submitted to arbitration under paragraph 10.01.

          6.01(d). Abatement. Unless the damage is caused by Tenant's willful misconduct, the Rent or Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until the date that the Landlord completes the repairs and restoration to the Relevant Space or the part rendered unusable and notice to Tenant that the repairs and restoration are completed, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

          6.01(e). Tenant's Property. Notwithstanding anything else in Section 6, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements other than those listed in Exhibit B, except for damages caused by Landlord's willful misconduct or gross negligence and only to the extent not covered by Tenant's insurance.

          6.01(f).  Damage to Building.  If:

                                (A)    more than forty (40) percent of the
                                       Building is damaged and the Landlord
                                       decides not to repair and restore the
                                       Building;

                                (B) any mortgagee of the Building shall not allow adequate insurance proceeds for repair and restoration;

                                (C) the damage is not covered by Landlord's insurance (which Landlord will use reasonable commercial efforts to maintain coverage comparable to what Landlord is currently carrying); or

                                (D)    the Lease is in the last twelve (12)
                                       months of its Term,

                         then Landlord may cancel this Lease. To cancel, Landlord must give notice to Tenant within thirty (30) days after the Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

          6.01(g). Cancellation. If either party cancels this Lease as permitted by paragraph 6.01, then this Lease shall end on the day specified in the cancellation notice. The Rent, Additional Rent, and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent or Additional Rent, accounting for any abatement, plus security deposit, if any, less any sum then owing by Tenant to Landlord.

                                If Landlord cancels this lease as permitted by
                         paragraph 6.01, then Landlord must also cancel all other similarly affected Tenant leases in the Building.

6.02      Condemnation.

          6.02(a). Definitions. The terms "eminent domain," "condemnation," "taken," and the like in paragraph 6.02 include (A) taking for public or quasi-public use and (B) private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

          6.02(b). Entire Taking. If the entire Premises or the portions of the Building required for reasonable access to, or the reasonable use of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

                         (i)    the date title vests; or

                         (ii) the date Tenant is dispossessed by the condemning authority.

          6.02(c). Partial Taking. If the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space then Tenant may end this Lease on the earlier of:

                         (i)    the date when title vest;

                         (ii) the date Tenant is dispossessed by the condemning authority; or

                         (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur.

                         If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent and Additional Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.

          6.02(d). Termination by Landlord. If title to a part of the Building other than the Premises is condemned, and in the Landlord's reasonable opinion, the Building should be restored in a manner that materially alters the Premises, Landlord may cancel this Lease by giving notice to Tenant. Cancellation notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the date notice is given.

          6.02(e). Rent Adjustment. If the Lease is canceled as provided in paragraphs 6.02(b), (c), or (d), then the Rent, Additional Rent and other charges shall be payable up to the cancellation date, and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Rent plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

          6.02(f). Repair. If the Lease is not canceled as provided for in paragraphs 6.02(b), (c), or (d), then Landlord at its expense shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but only to the extent of the condemnation award received for the damage.

          6.02(g). Awards and Damages Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages.

                                Notwithstanding anything else in Paragraph
                         6.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant, excluding the Landlord's Buildout described in paragraph 1.05 and Exhibit B. Each party shall seek its own award, as limited by paragraph 6.02(g), at its own expense, and neither shall have any right to the award made to the other.

          6.02(h). Temporary Condemnation. If part or all of the Premises are condemned for a limited period of time (Temporary Condemnation), this Lease shall remain in effect. The Rent or Additional Rent and Tenant's obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.

                              SECTION 7 -- DEFAULT

7.01.     Tenant's Default.

          7.01(a). Defaults. Each of the following, whether alone or together, constitutes a default (Default):

                         (i) Tenant's failure to pay Rent or Additional Rent within seven (7) days after Tenant receives notice from Landlord of Tenant's failure to pay Rent or Additional Rent;

                         (ii) Tenant's failure to pay Rent or Additional Rent by the due date, at any time during a calendar year in which Tenant has already received three notices of its failure to pay Rent or Additional Rent by the due date;

                         (iii) Tenant's failure to perform or observe any other Tenant obligation after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

                         (iv) Tenant's abandoning or vacating the Premises if Tenant fails to timely pay the Rent or Additional Rent by the due date; and

                         (v) Tenant's failure to vacate or stay any of the following within ninety (90) days after they occur:

                                (A) petition in bankruptcy is filed by, or against, Tenant;

                                (B)    Tenant is adjudicated as bankrupt or
                                       insolvent;

                                (C) a receiver, trustee, or liquidation is appointed for all or a substantial part of Tenant's property; or

                                (D)    Tenant makes an assignment for the
                                       benefit of creditors.

7.02.     Landlord's Remedies

          7.02(a). Remedies. Landlord, in addition to the remedies given in this Lease or under the law, may do any one or more of the following if Tenant commits a Default under paragraph 7.01:

                         (i) end this Lease, and Tenant shall then surrender the Premises to Landlord; and

                         (ii) with process of law enter and take possession of the Premises, alter locks and other security devices at the Premises and/or remove Tenant, with or without having ended the Lease.

                         Tenant waives claims for damages by reason of Landlord's reentry, repossession, or alteration of locks or other security devices and for damages by reason of any legal process.

          7.02(b). No Surrender. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in a writing signed by both parties.

          7.02(c). Rent. If Landlord ends this Lease or ends Tenant's right to possess the Premises because of a Default, Landlord may hold Tenant liable for Rent, Additional Rent and other indebtedness accrued to the date the Lease ends. Tenant shall also be liable for the Rent, Additional Rent and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Default, reduced by any sums Landlord receives by reletting the Premises during the Term.

          7.02(b). Other Expenses. Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the Term ended due to Tenant's Default:

                         (i) reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for that part of the reletting Term ending concurrently with the then current Term of this Lease;

                         (ii) the cost of removing and storing Tenant's property;

                         (iii) the cost of minor repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new Tenant; and

                         (iv) other necessary and reasonable expenses incurred by Landlord in enforcing its remedies.

          7.02(e). Payment. Tenant shall pay the sums due in paragraphs 7.02(c) and (d) within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts. Landlord is not entitled to accelerated Rent or Additional Rent. During each action to collect, Landlord shall be limited to the amount of (A) any sums due under paragraph 7.02(c) that would have accrued had the Lease not been ended and (B) sums due under paragraph 7.02(d) that have been incurred by Landlord and are now payable by Landlord.

7.03. Exception to Cure Periods. The cure period in paragraph 7.01 (a)(iii) does not apply to failure to maintain the insurance required by paragraph 5.01.

7.04. Self-Help. If Tenant defaults, the Landlord may, without being obligated and without waiving the Default, cure the Default. The Landlord may enter the Premises to cure the Default. The Tenant shall pay the Landlord, upon demand, all costs, expenses, and disbursements incurred by the Landlord to cure the Default.

7.05. Survival. The remedies permitted by Section 7 and the indemnities in paragraph 5.02 shall survive the ending of this Lease.

                          SECTION 8 -- NONDISTURBANCE

8.01.     Subordination.

          8.01(a). Mortgages. Subject to paragraph 8.01(b), this Lease is subordinate to existing or subsequent mortgages covering the Building.

          8.01(b). Mortgages Approval Required. This Lease shall be subject to, and contingent upon, Landlord's receiving the approval of all of the terms and conditions contained herein by Bank of America National Trust and Savings Association. Landlord agrees to use its reasonable efforts to secure such approval. If such approval cannot be obtained, Landlord shall notify Tenant before Tenant occupies space, Landlord shall return to Tenant the first month's rent and security deposit delivered to Landlord pursuant to Paragraph 2.03 of the Lease, and this Lease shall terminate and all rights, obligations and liabilities of the parties hereunder shall be released and discharged.

          8.01(c).  Foreclosures.  If any mortgage is foreclosed, then:

                         (i)    this Lease shall continue;

                         (ii) Tenant's quiet possession shall not be disturbed provided that Tenant is not in Default;

                         (iii) Tenant will attorn to and recognize the mortgagee or purchaser at foreclosure sale (Successor Landlord) as Tenant's landlord for the remaining Term; and

                         (iv)   the Successor Landlord shall not be bound by:

                                (A) any payment of Rent or Additional Rent for more than one month in advance, except the Security Deposit and free rent, if any, specified in the Lease,

                                (B) any amendment, modification, or ending of this Lease without Successor Landlord's consent after the Successor Landlord's name is given to Tenant unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent, and

                                (C) any liability for any act or omission of a prior Landlord.

          8.01(d). Self-Operating. Paragraph 8.01 is self-operating. However, Tenant shall promptly execute and deliver any documents needed to confirm this arrangement.

8.02.     Estoppel Certificate.

          8.02(a). Obligation. Tenant shall from time to time, within ten (10) business days after receiving a written request by the Landlord, execute and deliver to the Landlord a written statement. This written statement, which may be relied upon by the Landlord and any third party with whom the Landlord is dealing, shall certify:

                         (i)    the accuracy of the Lease document;

                         (ii)   the Commencement and Ending Dates of the Lease;

                         (iii) that the Lease is (A) unmodified and in full effect, or (B) in full effect as modified, stating the date and nature of any and all modifications;

                         (iv) whether, to the Tenant's knowledge, the Landlord is in default or whether the Tenant has any claims or demands against the Landlord and, if so, specifying the Default, claim or demand; and

                         (v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

          8.02(b). Remedy. The Tenant's failure to comply with its obligation in paragraph 8.02(a) shall be a Default. Notwithstanding paragraphs 7.01(a)(iii) and 7.03, the cure period for this Default shall be five (5) business days after the Tenant receives notice of the Default.

8.03. Quiet Possession. If Tenant is not in default and subject to the Lease terms and the above encumbrances, Landlord warrants that Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by the Landlord or anyone acting for or through the Landlord.

                        SECTION 9 -- LANDLORD'S RIGHTS

9.01.     Mechanic's Liens

          9.01(a). Discharge Lien. Tenant shall, within twenty (20) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request, except for work contracted by Landlord including the Improvements described in paragraph 1.05 and Exhibit B:

                         (i)    discharge the lien; or

                         (ii) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

                         If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend, and hold Landlord harmless from losses incurred from these liens.

          9.01(b). Landlord's Discharge. If Tenant does not discharge the lien or post the bond within the twenty (20) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord.

          9.01(c). Consent not Implied. Paragraph 9.01 is not a consent to subject Landlord's property to these liens.

9.02.     Right to Enter.

          9.02(a). Permitted Entries. Landlord and its agents, servants, and employees may enter the Premises at reasonable times, and at any time if an emergency, without charge, liability, or abatement of Rent or Additional Rent, to:

                         (i)    examine the Premises;

                         (ii) make repairs, alterations, improvements, and additions either required by the Lease or advisable to preserve the integrity, safety, and good order of part or all of the Premises or Building;

                         (iii)  provide janitorial and other services;

                         (iv)   comply with Applicable Laws;

                         (v) show the Premises to prospective lenders or purchasers and during the ninety (90) days immediately before this Lease ends to prospective tenants, accompanied, if requested by Tenant, by a Tenant representative;

                         (vi)   post notices of nonresponsibility;

                         (vii) remove any Alterations made by Tenant in violation of paragraph 4.01; and

                         (viii) post "For Sale. signs and, during the one
                                hundred and twenty (120) days immediately before this Lease ends, post "For Lease" signs.

          9.02(b). Entry Conditions. Notwithstanding paragraph 9.02(a), entry is conditioned upon Landlord causing the least practical interference to Tenant's business.

9.03. Right to Terminate. Landlord may terminate this Lease at any time without penalty by giving nine (9) months advance written notice to Tenant. This lease shall end on the date specified in the termination notice, which date shall be at least nine (9) months after the date that the notice was sent. If the Lease is terminated as provided above, then the Rent, Additional Rent and other charges shall be payable up to the termination date. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent, Additional Rent plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

                            SECTION 10 -- DISPUTES

10.01.    Arbitration.

          10.01(a). Procedure. For disputes subject to arbitration under paragraph 10.01(c) that are not resolved by the parties within ten (10) days after either party gives notice to the other of its desire to arbitrate the dispute, the dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then-prevailing rules. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrators shall have no power to change the Lease provisions. The arbitration panel shall consist of three arbitrators, one of whom shall be selected by the Tenant, one of whom shall be selected by the Landlord, and one of whom shall be mutually agreed upon by the parties and who must be a real estate attorney actively engaged in the practice of law for at least the last five (5) years. Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrators shall award the prevailing party reasonable expenses and costs, including reasonable attorneys' fees pursuant to paragraph 11.02, plus interest on the amount due at eighteen (18) percent per annum or the maximum amount then allowed by applicable law, whichever is less.

          10.01(b).  Payment. The losing party shall pay to the prevailing party the amount of the final arbitration award. If payment is not made within ten (10) business days after the date the arbitration award is no longer appealable, then in addition to any remedies under the law:

                     (i) if Landlord is the prevailing party, it shall have the same remedies for failure to pay the arbitration award as it has for Tenant's failure to pay the Rent or Additional Rent; and

                     (ii) if Tenant is the prevailing party, it may deduct any remaining unpaid award from its monthly payment of Rent, Additional Rent, or other charges.

          10.01(c).  Arbitration. The following disputes are subject to arbitration:

                     (i) any disputes that the parties agree to submit to arbitration;

                     (ii) the date when the Premises arc substantially completed;

                     (iii) the amount of any abatement of Rent and Additional Rent because of damage or condemnation;

                     (iv) determination of the party that must comply with Applicable Laws under paragraph 3.01;

                     (v) whether the utilities are being provided in the quality and quantity required by paragraph 3.02;

                     (vi) whether Tenant may abate Rent and Additional Rent or cancel the Lease under paragraph 3.02(e)(ii);

                     (vii) whether Landlord's withholding of consent is unreasonable or unduly delayed under paragraph 4.01(a) and (b);

                     (viii) whether either party can cancel the Lease under
                            Sections 6 or 7; and

                     (ix)   any allocation required under paragraph 2.02.

                          SECTION 11 -- MISCELLANEOUS

11.01. Broker's Warranty. The parties warrant that Bryant & Associates is the only broker they dealt with on this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the nonbreaching party from any claims or liability arising from the breach. Landlord is solely responsible for paying the commission of Bryant & Associates.

11.02. Attorneys' Fees. In any litigation or arbitration between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees actually incurred by the prevailing party. A party shall be considered the prevailing party if:

                         (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment;

                         (ii) the other party withdraws its action without substantially obtaining the relief it sought; or

                         (iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

11.03. Notices. All notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, as follows:

To Tenant:     At the Premises

To Landlord:   c/o Attachmate Corporation, 3617 131st Ave. SE, Bellevue, WA
               98006, Attn: Legal Department

          Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address.
Notice shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the postage receipt(s) of all persons and addresses to which notice is to be given.

11.04. Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

11.05. Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

11.06.    Construction.

          11.06(a).  Construction Against Drafter. The parties chose this Lease document because it is fair to both parties and shall be construed as if both parties were equally responsible for drafting the provision. If any Lease provision is modified or added by the parties, then the rule of construction of construing against the drafter shall apply to the modified or added provision. If the Lease's fairness is materially affected because of the cumulative effect of the changes, additions, or deletions (paragraph 11.06(b)), then paragraph 11.06 shall be void.

          11.06(b).  Deletions. If the parties delete any provision or part of a provision, the Lease will be interpreted as if the deleted language was never part of the Lease. This paragraph is subject to the rule in paragraph 11.06(a) concerning any changes, additions or deletions that materially affect the Lease's fairness.

11.07. Binding on Successors. This Lease shall bind the parties' heirs, successors, representatives, and permitted assigns.

11.08. Governing Law. This Lease shall be governed by the laws of the state in which the Building is located.

11.09. Insurance Increase. If due to Tenant's particular use of the Premises the Landlord's insurance rates are increased, Tenant shall pay the increase.

11.10. Lease not an Offer. Landlord gave this Lease to Tenant for review. It is not an offer to lease. This Lease shall not be binding unless signed by a duly authorized representative of both parties and an originally signed counterpart is delivered to Tenant by June 30, 1995. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy or sale and not assignable by Tenant except by Landlord's prior, written consent.

11.11. Recording. Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term, its Commencement and Ending Dates, and other information the parties agree to include.

11.12. Survival of Remedies. The parties' remedies shall survive the ending of this Lease when the ending is caused by the Default of the other party.

11.13. Authority of Parties. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

11.14. Business Days. Business days means Monday through Friday inclusive, excluding the following holidays or the days on which the holidays are designated for observance: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day.. Throughout this Lease, wherever "days" are used the term shall refer to calendar days. Wherever the term "business days" is used the term shall refer to business days.

11.15. Early Termination. Either Landlord or Tenant reserves the right to terminate this lease under the following terms and conditions: (a) by Tenant at the end of the second anniversary of this Lease upon 9 months written notice prior to the second anniversary of this Lease; or (b) by Landlord in the event that Landlord elects to recapture the Premises upon 9 months written notice prior to such recapture. Upon any termination of the Lease by Tenant, Tenant shall (a) reimburse Landlord for all unamortized Tenant Improvement Allowance in accordance with the schedule on Exhibit C, (b) pay a termination fee equal to one months rent, and (c) pay Landlord all outstanding commissions due to the Broker based upon the canceled portion of this Lease.

11.16. Entire Agreement. This Lease contains the entire agreement between the parties about the Premises and Building. Except for the Rules and Regulations document, this Lease shall be modified only by a writing signed by both parties.

11.17.    Definition of Lease.  This Lease consists of the following:

                         (i)    Title Page;

                         (ii)   Sections 1 through 11;

                         (iii)  Signature Page;

                         (iv)   Rules and Regulations; and

                         (v)    Exhibits A through C.

11.18.    Time.  Time is of the essence of this Lease.

TENANT ACKNOWLEDGES THAT TENANT HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS LEASE AND HAS RECEIVED A COPY OF IT.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals.

                                        LANDLORD: ATTACHMATE CORPORATION


/s/ Scott L. Dumma                      SIGNATURE   /s/ W.E. Pritts
------------------------------                   -------------------------------
WITNESS
                                        ________________________________________
                                        NAME   W.E. Pritts
                                             -----------------------------------
                                        TITLE  Vice President
                                             -----------------------------------

                                        TENANT:  SOFTSENSE, INC.


/s/ W.J. Zudall                         SIGNATURE   /s/ Erez Goren
-----------------------------                    -------------------------------
WITNESS
                                        ________________________________________
                                        NAME   Erez Goren
                                             -----------------------------------
                                        TITLE    President
                                             -----------------------------------

                             RULES AND REGULATIONS

1.   Signs.  Landlord retains the right to regulate the manner of display of the
     -----
exterior signs, placards, pictures, advertisements, names or notices. Landlord shall have the right to remove any exterior sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-acceptable manner without notice to and at the expense of the Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant, except as provided otherwise in Exhibit B. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside of the Premises. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promotion or advertising the business of Tenant except as Tenant's address.

2.   Nuisance.  Tenant shall not use, keep or permit to be used or kept noxious
     --------
gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or others by reason of noise, odors and/or vibrations. No animals or birds shall be brought in or kept in or about the Premises or the Building. No Tenant shall make or permit to be made any disturbing noises or disturb or interfere with neighboring Buildings, or with those having business with such occupants by the use of any musical instrument, radio, phonograph, alarm, or unusual noise. No Tenant shall throw anything out of doors or down the passageways.

3.   Permitted Use.  The Premises shall not be used except as otherwise
     -------------
specified in the Lease Agreement. No Tenant shall occupy or permit any portion of the Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form. The Premises shall not be used for lodging or sleeping or for any retail sales on premises or for illegal purposes.

4.   Premises Closure.  Tenant shall see that the doors of the Premises are
     ----------------
closed and securely locked before leaving the Building and that all water faucets, water apparatus and Electricity within the Premises are entirely shut off before Tenant or Tenant's employees leave the Building, except to the extent necessary to the operation of Tenant's business and monitored. Tenant shall be responsible for any damage to the Building or other Tenants caused by Tenant's negligent failure to entirely shut off all water faucets, water apparatus and electricity.

5.   Disorderly Conduct.  Landlord reserves the right to exclude or expel from
     ------------------
the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

6.   Fire Regulations.  Tenant agrees that it shall comply with all fire
     ----------------
regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the names of a designated responsible employee to represent Tenant in all matters pertaining to fire regulations.

7.   Emergency Information.  Upon written request of Landlord, Tenant will
     ---------------------
provide Landlord with names and telephone numbers to contact in case of emergency.

8.   No Antennas.  Tenant shall not install any radio or television antenna,
     -----------
loudspeaker or other devices on the roof or exterior walls of the Building, without Landlord's prior knowledge and written consent which shall not be unreasonably withheld or delayed. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or the Project.

9.   Prohibited Uses.  No cooking shall be done or permitted on the Premises
     ---------------
without Landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of refrigerators or microwave ovens for employee use shall be permitted, provided that all use of Tenant's equipment is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

10.  Security of Premises.  Tenant assumes any and all responsibility for and
     --------------------
agrees to use its best efforts to protect its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

11.  Lease.  These Rules and Regulations are in addition to and shall be made a
     -----
part of, the terms, covenants, agreements and conditions of Tenant's Lease, and shall be construed consistent with the Lease, if possible, however, if provisions of this

Rules and Regulations are otherwise inconsistent with the specific terms and provisions of the Lease Agreement, such terms and conditions of the Lease Agreement shall supersede and take precedence over these Rules and Regulations.

12.  Additional Rules.  Landlord reserves the right to make such other
     ----------------
reasonable Rules and Regulations as, in its reasonable judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional or modified Rules and Regulations which are adopted by Landlord. Said additional or modified Rules and Regulations shall be delivered by Landlord to Tenant and upon delivery shall be immediately enforceable.

13.  Parking.
     -------

a. Landlord hereby grants to Tenant, its employees and invitees a nonexclusive license to use the designated parking areas on an unreserved, first come, first serve basis for the parking of motor vehicles during the term of this Lease. Parking is prohibited in such areas as may be reasonably designated by Landlord or Landlord's agent from time to time.

b. Landlord shall not be liable for damage to vehicles, persons, or any consequential loss suffered by Tenant, its employees, invitees, licensees, suppliers, agents, the driver or owner.

c. Tenant or its customers, suppliers, employees or invitees shall not use motor homes or other similar vehicles in the parking areas and shall not leave vehicles in the parking area overnight or for any extended period of time, nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks not more than 20 feet in length. Provided that, from time to time, Tenant may park passenger automobiles overnight.

d. All directional signs and arrows must be observed. The speed limit within all parking areas shall be 5 miles per hour.

e. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees, invitees, licensees, or agents, that may be parked in unauthorized areas or in violation of governmental authority. Tenant agrees to be liable to Landlord, for any and all claims, losses, damages and attorneys' fees and costs of litigation asserted or arising in respect to or in connection with the removal of Tenant's, its employees' or guest's vehicle and for all expenses incurred by Landlord in connection with such removal.

f. Landlord reserves the right to modify and/or adopt such other Rules and Regulations for the parking facilities. Landlord may refuse to permit any person who violates these rules and Regulations to park in the parking facilities, and any violation shall subject the car to removal at the owner's expense. Landlord agrees to work with appropriate representatives of Tenant in carrying out any of the above which requires removal of any vehicles.

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